Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report on the consolidated financial statements of ADDvantage Technologies Group, Inc (the Company) as of September 30, 2009 and 2008, and for each of the three years in the period ended September 30, 2009, dated December 17, 2009, included in this Form 10-K/A Annual Report of the Company into its previously filed Registration Statement on Form S-8 (File Number 333-110645).

/s/ HOGANTAYLOR LLP

December 17, 2009
Tulsa, Oklahoma